Exhibit 10.10

LEASE

FOR

ROYAL CENTER I

LANDLORD: IMPERIAL CENTER PARTNERSHIP

TENANT: ICAgen, INC.

STATE OF NORTH CAROLINA:	LEASE

COUNTY OF DURHAM

THIS LEASE, made as of this 17th day of December, 1992, by and between Imperial Center Partnership, a North Carolina general partnership and Petula Associates, Ltd., an Iowa corporation, tenants in common operating as a joint venture, Imperial center, hereinafter “Landlord” and ICAgen, Inc. a North Carolina corporation, hereinafter (whether one or more) “Tenant”;

WITNESSETH:

Upon the terms and conditions hereinafter set forth, the Landlord leases to Tenant and Tenant leases from Landlord property hereinafter defined and referred to as the Premises, all as follows:

1.    PREMISES. The property hereby leased to Tenant is:

That area shown on Exhibit A-1 (Space Plan) consisting of approximately 7,009 square feet and located in Royal Center I, Imperial Center Business Park with an address at 4222 Emperor Boulevard, Morrisville, North Carolina, the above-described leased property being herein referred to as the Premises, which is also indicated on Exhibit A-2 (Site Plan).

2.    TERM. The term of this Lease shall be for a period of Five (5) years commencing the 1st day of April, 1993, and ending the 31st day of March, 1998, with such commencement date (sometimes hereinafter referred to as the “Commencement Date”) being adjusted as provided in this paragraph to the actual date of delivery of possession. If for any reason whatsoever, Landlord cannot deliver possession of the Premises as of the commencement date, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; and neither Landlord nor Landlord’s agent shall be liable to Tenant for any loss or damage resulting therefrom; provided, however, that in such event, the commencement and expiration dates of this Lease and all other dates affected thereby may be revised by written notice from Landlord to Tenant within thirty (30) days of the originally anticipated commencement date specified above to conform all affected dates under this Lease to the date of Landlord’s delivery of possession to the Tenant. Notwithstanding any language herein to the contrary, if possession of the premises is not delivered by June 1, 1993 (accounting nevertheless on a day-by-day basis for any delay beyond Landlord’s control or caused by Tenant), Tenant shall have the option to terminate this Lease by written notice to Landlord, provided that such written notice shall have no effect if given after Tenant takes, or if Tenant elects to take, possession of the Premises, whereupon any and all amounts paid herein by Tenant to Landlord shall be returned immediately and neither party shall have any further obligation to the other. If with Landlord’s prior written approval, Tenant occupies the Premises prior to the commencement date specified above, such occupancy by Tenant shall be subject to all terms and conditions of this Lease, shall not advance the expiration date, and Tenant shall pay pro-rated rent for such period of occupancy at the initial monthly rate set forth below.

3.    RENTAL. All rent payable by Tenant shall be without previous demand therefor by Landlord, and without setoff or deduction. The minimum rent (“Minimum Rent”) for the term shall be the sum of $138,427.75, which rent shall be payable in advance in equal monthly installments as follows:

Months	Rate Per S.F.	Monthly Rent	Annual Rent
1-60	$3.95	$2,307.13	$27,685.55

The foregoing rent shall be payable in addition to any other sum due hereunder, including, without limitation, additional rent or any Upfit Improvements payment due pursuant to the terms of Section 40 hereof.

Each monthly installment of rent shall be payable on or before the first day of each calendar month during the term of this Lease, unless the term commences other than on the first day of the month, in which event rent at the above rate pro-rated until the end of that month shall be due and payable on the first day of the next calendar month. In addition to such remedies as may be provided under the default provisions of this Lease, Landlord shall be entitled to a late charge of five (5%) percent of the amount of the monthly rent if not received by the fifth day of each calendar month, and a charge of Twenty Dollars ($20.00) or the maximum amount allowed by law, whichever is greater, any check given by Tenant not paid when first presented by Landlord.

4.    ADDITIONAL RENT. In addition to rent, Tenant shall pay to Landlord, at the same time as monthly installment payments to rent are made, a sum which represents Tenant’s proportionate share of insurance costs, taxes and operating expense charges owed by Tenant pursuant to the terms of Sections 16, 17 and 18 of this Lease, respectively. The actual amount of additional rent due from Tenant shall be adjusted on an annual basis as and when the actual amount of tenant’s proportionate share of insurance costs, taxes and operating expense charges are determined, and if Tenant has underpaid, it shall on demand pay the shortfall as a lump sum payment, and if Tenant has overpaid, Landlord shall reduce the next monthly payments of additional rent and rent for the coming year so as to credit to Tenant the amount of overpayment. Upon request of Tenant, Landlord shall provide Tenant evidence supporting any and all amounts allocated to the Premises.

5.    USE. The Premises may be used for office, warehouse, storage, and light assembly uses and for all other legal purposes as are necessary for Tenant’s business and for no other purpose without Landlord’s written consent first had and obtained. The Tenant shall not use or occupy nor permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises, in a manner which may (a) make void or voidable any insurance in force with respect thereto; (b) result in any increase in the premiums charged for warehouse insurance or cause Landlord to be unable to obtain at regular rates fire or other insurance required to be maintained; (c) cause structural damage to the building, the Premises or any part thereof; or (d) constitute a public or private nuisance; or (e) otherwise violate any present or future laws of any governmental authority. If as a result of any act or neglect of Tenant, its employees, agents, representatives, clients or visitors, or change in the manner in which Tenant’s business or operations are conducted at the Premises, any insurance rate shall be increased over the existing rate and assessed against Landlord, then and in that event, Tenant shall pay to Landlord on demand the amount of such increase as additional rent.

6.    PARKING AND COMMON AREAS. For as long as Tenant affirmatively complies with the terms of this Lease, Landlord grants to Tenant, its employees and invitees, a nonexclusive right to use during the term of this Lease, but subject to such rules and regulations as Landlord may enact in accordance with the terms hereof, the common areas generally shown on Exhibit A-2 (Site Plan) and which areas are or shall be designated by Landlord and are acknowledged to be for use of such persons along with others similarly entitled, for parking, and for ingress and egress between the Premises and other portions of the common areas as shown on Exhibit A-2, which may include adjoining streets, sidewalks, and highways. Tenant’s employees shall park only in areas reasonably designated from time to time by Landlord, and not in any other parking area. Landlord shall not unreasonably reduce the amount of parking available to the Premises within walking distance therefrom. Common areas include, without limitation, parking areas and entrances and exits thereto, driveways and truck serviceways, sidewalks, landscaped areas, and other areas and facilities provided for the common or joint use and benefit of occupants of the Building and others, their respective employees, agents, customers and invitees. Landlord reserves the right, from time to time, to reasonably alter the common areas, to exercise control and management of the common areas and to establish, modify, change and enforce such reasonable rules and regulations as Landlord in its discretion may deem desirable for the management of the Building, the common areas or any part thereof. In using any part of the common areas, Tenant shall not permit anything which may impede the free flow of traffic through such common areas, endanger persons or property or encroach on the loading or unloading, service and parking areas of any other tenant. Rules and Regulations which apply in part to Tenant’s use of the common areas are set forth in Exhibit C.

7.    UTILITIES. Tenant shall procure for its own account and shall pay all charges for water, telephone, electricity, gas, sewage, and other utilities used by Tenant at or in the Premises, and Landlord agrees at all times to provide Tenant with access to such utilities for the purpose of Tenant maintenance, repair or replacement of such facilities or systems. Tenant shall be responsible for separate meters for all utilities used at or in the Premises. To the extent that any service or utility used by Tenant at or in the Premises is not separately metered, Tenant agrees to pay as additional rent and as a monthly charge its “pro rata share” of the charges due for such service or utility, unless otherwise agreed in writing by Landlord, Tenant and any other affected tenant. Tenant’s “pro-rata share” shall be determined in accordance with the terms of Section 16 for calculating the same, except that the denominator for the computation shall be the square footage of all premises affected or served by the particular meter.

8.    TENANT REPAIRS. Tenant shall keep the non-structural components of the Premises, together with all systems, fixtures or equipment therein which serve the Premises, including, without limitation, interior surfaces, flooring, wiring, plumbing, heating and air conditioning equipment, trade fixtures, and other facilities, systems or equipment, whether or not originally installed by Landlord or Tenant in good condition and repair. Tenant shall be responsible for maintenance and replacement of all broken plate glass and windows (unless breakage or damage results from settling of the building or faulty initial construction undertaken by Landlord) and of all lights and ballasts. Tenant shall maintain all lighting serving the Premises in good working order at all times during the term of this Lease. In connection with the day-to-day maintenance and repair of the heating and air conditioning systems and equipment at the Premises, Tenant agrees to enter into and maintain (for the term of this Lease) a maintenance contract with a reputable company offering maintenance and repair services acceptable to Landlord, this contact to be subject to the specifications set forth in Exhibit “D”. Tenant shall provide Landlord with satisfactory evidence that it has entered into and maintained the aforesaid maintenance contract upon Landlord’s request therefor. Notwithstanding any language herein to the contrary, Tenant shall not be obligated to repair or replace any part of the Premises damaged as a result of the fault of Landlord, its employees or agents.

9.    LANDLORD REPAIRS. The Landlord shall be responsible for maintenance of the roof and structural walls of the Premises and all other structural components of the Premises, the common areas (exclusive of any common area which Tenant is obligated to maintain hereunder) and any portion of the remainder of the building housing the Premises which Landlord is obligated to maintain. As used herein, the term “wall” shall not include doors, windows or other components of the Premises which are not load bearing. There shall be no allowance to Tenant for a diminution of rentals value and no liability on the part of Landlord for inconvenience, annoyance or injury to business arising from Landlord or others making any construction or repair to the Premises, the Building, the common areas or an adjoining premises. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Premises or the Building, or any part or appurtenance thereof, being improperly constructed or being or becoming out of repair, or arising from the leaking of a pipe, facility or system for gas, water, sewage, steam, electricity or other utility unless due to Landlord’s failure to maintain the Premises or the fault of Landlord, its employees and agents. Tenant shall immediately report to Landlord any defective condition in or about the Premises known to Tenant, and if such defect is not so reported and such failure results in other damage, Tenant shall be liable for the same. Regardless of any obligation otherwise imposed upon Landlord, Tenant shall pay the cost of any repairs or damage resulting from the negligence or the unlawful or willful acts of its employees, representatives or visitors.

10.    SIGNS AND ADVERTISING; USE OF NAME. Without first obtaining the prior approval of Landlord (and after submitting such design specifications as Landlord may reasonably require), Tenant shall not permit the installation, painting and display of any sign, plaque, lettering or advertising material of any kind on or near the exterior of the Premises, or in the interior thereof that will be visible from the exterior. Any such installation of a sign or other advertising by Tenant shall be installed in compliance with applicable law, shall be maintained by Tenant at its sole cost and expense and shall be removed by Tenant at the expiration or sooner termination of this Lease, whereupon Tenant shall repair any damage caused to the Premises or Building by such removal. Tenant shall keep all approved signage and other material in good working order clearly illuminated during business hours. Tenant shall not have any property right or interest in any name or distinctive designation which may become associated with the Building or the common areas of which the Building may be a part. Landlord shall retain all property rights in, and the exclusive right of use of, such name or designation excluding Tenant’s name or any trade name, trademark or service mark of Tenant.

11.    IMPROVEMENTS. Tenant agrees to accept the Premises in the condition existing as of the date of this Lease except for any latent defects. If there are any changes to be made by Landlord, such changes, if any, are set forth on Exhibit B, Up-fit Improvements, initialed by both Landlord and Tenant. Landlord or Landlord’s agents have made no representations or promises with respect to the Premises or the Building except as expressly set forth herein. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant, that Tenant accepts the same “as is” and that the Premises and Building were in good condition at the time when possession was taken by Tenant except for any latent defects. Landlord may at any time construct additional buildings or improvements in any part of the common areas and may remodel or remove the Building or any existing building in any part of the common areas. Any sidewall of the Premises may be used by Landlord as a “party wall” for other buildings or improvements. However, in connection with Landlord’s construction of any additional buildings or improvements, or remodeling or removal, Landlord shall not unreasonably interfere with Tenant’s use and occupancy of the Premises or impair Tenant’s rights under this Lease.

12.    FIXTURES & INTERIOR ALTERATIONS. The Tenant, with Landlord’s prior written consent but at Tenant’s own expense, may from time to time during the term of this Lease make interior alterations in and to the Premises which it may deem necessary or desirable providing that in no case may it affect the structural integrity of the Premises or the Building. Any such work shall be done in a good workmanlike manner and in accordance with applicable law and shall not result in any claim or lien against Landlord or its property. All permanent improvements or alterations shall belong to the Landlord and become a part of the Premises upon the expiration or sooner termination of this Lease, unless Landlord requests the Tenant to remove such improvements or alterations at Tenant’s sole expense, whereupon Tenant shall also cause to be repaired any damage to the Premises resulting from the removal. Tenant may construct or install in the Premises, all racks, counters, shelves, mirrors, chairs, and other trade fixtures and equipment in accordance with applicable law as may be necessary or convenient for Tenant’s business, which racks, counters, shelves, mirrors, chairs, and other trade fixtures and equipment shall at all times be and remain the property of the Tenant, and if not then in default hereunder, the Tenant shall have the right to remove all or any part of the same from said Premises at any time within five (5) days after the expiration or sooner termination of this Lease, provided nevertheless that Tenant shall repair any damage to the Premises resulting from installation or removal.

13.    INDEMNIFICATION. Tenant shall indemnify and hold harmless Landlord, its agents, representatives, successors or assigns, from and against any and all losses, damages, liabilities, claims, penalties, costs or expenses (including attorney’s fees), whether caused by Tenant or by its agents, servants, employees, independent contractors or licensees, occasioned by, arising or resulting from or growing out of (a) Tenant’s use or occupancy of the Premises, or from the conduct of Tenant’s business, or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises; (b) the breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease or arising from any act or omission of the Tenant; or (c) any alleged or actual violation by Tenant, its agents, servants, employees, independent contractors or licensees of any Environmental Law (as defined below), any unsafe or improper use or storage by Tenant, its agents, servants, employees, independent contractors or licensees of any Hazardous Substance (as defined below) or any condition created by or arising therefrom including any actual or threatened pollution or contamination at or about the Premises or the Building, whether or not due to negligence, an omission or a willful act.

The indemnification provisions contained herein shall not be deemed to be limited by the limits of any insurance policies required under this Lease and shall survive the expiration or sooner termination of this Lease. Tenant shall defend any suit, action or proceeding commenced or brought against Landlord in connection with any indemnity or obligation of Tenant contained in this Section 13 regardless of any alleged fault or cause and Tenant shall employ legal counsel reasonably satisfactory to Landlord to defend such suits, actions or proceedings. Tenant shall deliver to Landlord copies of the documents served in any such suit, action or proceeding and, whenever requested by Landlord, shall advise as to the status of such suit, action or proceeding. If Tenant fails to defend diligently any such suit, action or proceeding, or if Landlord elects to defend by written notice to Tenant at any time, Landlord shall have the right (but not the obligation) to defend the same at Tenant’s expense. Tenant shall not settle any such suit, action or proceeding without Landlord’s prior written consent. Tenant shall give timely notice of such suit, action or proceeding and the claims thereof to Landlord and each insurer issuing an insurance policy required under this Lease.

14.    TENANT’S COMPLIANCE; INSURANCE REQUIREMENTS; WAIVER OF SUBROGATION. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, including the Rules and Regulations set forth in Exhibit C and any other rules for tenants as may be developed from time to time by Landlord and delivered to Tenant or posted on the Premises. Tenant shall maintain and care for its personal property and trade fixtures located in the Premises, insure such personal property and fixtures in all respects, and shall neither have nor make any claim against Landlord for any loss or damage to the same, regardless of the cause therefor unless such loss or damage was due to the fault of Landlord, its employees or agents but then only to the extent that Tenant’s loss exceeds insurance proceeds available to it. Throughout the term of this Lease, Tenant at its sole cost and expense shall keep or cause to be kept for the mutual benefit of Landlord, Landlord’s managing agent(s) Tri

Properties, Inc. and Tenant (with appropriate cross-liability endorsements so showing) through companies licensed to do business in North Carolina having a Best’s rating of at least AXIII (as the same may be adjusted from time to time) public liability and property damage insurance with combined single limit coverage of at least $2,000,000.00, which policies insure against all liability of Tenant, Tenant’s authorized representatives, and anyone for whom Tenant is responsible arising out of and in connection with Tenant’s use of the Premises, and shall insure Tenant’s performance of the indemnity provisions contained herein. Not more frequently than once each year, Landlord may require the limits to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient. Prior to taking possession of the Premises and thereafter at least ten (10) business days prior to the renewal dates hereof, Tenant shall deliver to Landlord copies of original policies or satisfactory certificates thereof. All such policies shall be non-assessable and shall contain language, to the extent obtainable, that (a) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (b) that the policies are primary and non-contributing with any insurance that Landlord may carry, and (c) that they cannot be cancelled or changed except after thirty (30) days’ notice to Landlord.

Provided Tenant’s insurer will issue a waiver of subrogation for Landlord’s benefit without additional charge to Tenant or if an additional premium is due therefor at Landlord’s cost at Landlord’s election, neither Tenant, nor any person claiming through Tenant on Tenant’s behalf, shall have any claim, right of action or right of subrogation against Landlord for any loss or damage caused by casualty at or concerning the Premises, or to Tenant’s contents, furniture, furnishings, equipment, fixture or other property at or in the Premises, whether such casualty arose from any act, fault or negligence of Landlord, its agents, representatives, employees, or otherwise.

15.    CASUALTY DAMAGE. If the Premises, or any part thereof, shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Premises shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Premises shall, in Landlord’s reasonable opinion, be required, Landlord may, at its option, terminate this Lease and the term and estate hereby granted, by notifying Tenant in writing of such termination within thirty (30) days after the date of damage, in which event the rent and additional rent shall be abated as of the date of damage. If Landlord does not elect to terminate this Lease, Landlord shall within forty-five (45) days after the date of such damage (if insurance proceeds are available therefor) commence to repair and restore the Premises and shall proceed to restore the Premises (except that Landlord shall not be responsible for delays beyond its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair, or replace any part of Tenant’s furniture, furnishings, fixtures or equipment removable by Tenant, and such work shall not in any event exceed the scope of the work done by Landlord in originally constructing the Premises nor shall Landlord in any event be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the fire or other casualty. For the period of restoration, rent and additional rent shall abate as of the date of damage, unless Tenant is able to operate its business on the Premises during restoration whereupon rent and additional rent shall be adjusted and prorated in the proportion which the area of unusable lease space bears to the total Premises. Notwithstanding anything in this Lease to the contrary, Tenant shall have the option to terminate this Lease within ten (10) days of the following 180 day period if the Premises are not fully restored to their original condition within 180 days after the date of damage. In any event, Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of the Tenant, loss of use of any part of the Premises by the Tenant or loss of

Tenant’s personal property resulting in any way from such damage or the repair thereof. If the Premises or any other portion of the Building are damaged by fire or other casualty resulting from the omission, fault or negligence of Tenant or any of Tenant’s agents, employees, or invitees, rent due hereunder shall not be abated or diminished during the repair of such damage and Tenant shall be liable to Landlord without prejudice to subrogation rights of Landlord’s insurer for the cost and expense of the repair and restoration of the Premises and Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

16.    PASS THROUGH—PRORATED INSURANCE COSTS. For the term of this Lease, Landlord shall keep the Building containing the Premises insured against loss or damage by fire with extended coverage endorsement in an amount sufficient to prevent the Landlord from becoming a co-insurer under the terms of applicable policies, but, in any event, in an amount not less than ninety (90%) percent of the full insurable replacement value of the Building as determined from time to time. Tenant agrees to pay Landlord in advance monthly as additional rent its “pro rata share” (as defined below) of the estimated premiums and costs of such Landlord insurance throughout the term of this Lease, and any renewals or extensions hereof. Tenant’s “pro rata share” of such insurance costs shall mean that percentage found by dividing the square footage area of the Premises by the square footage of the Building(s) (in which the Premises is located) subject of the insurance. In this instance, the “pro rata share” computation is as follows: 7,009 square feet of the Premises divided by 41,094 square feet of the Building equals 17%. This computed monthly charge estimated by Landlord shall be paid by Tenant until such time when the charge shall be adjusted to reflect actual insurance costs for the year. If the reconciliation of the charges shows a deficiency, such deficiency shall be paid by Tenant to Landlord upon demand; if it shows a credit, the credit will be applied against Tenant’s next rent and additional rent payments.

17.    PASS THROUGH—PRORATED TAXES. Tenant shall pay Landlord in advance monthly as additional rent its “pro rata share” (as determined in accordance with the terms of Section 16 hereof) of any sale, use and/or occupancy tax imposed on rents collected by Landlord (other than City, State or Federal Income Tax or successor income tax) or any tax on rents in lieu of ad valorem taxes, notwithstanding that any such tax may be levied or assessed against the Landlord. Tenant further agrees to pay Landlord its “pro rata share” (as determined in accordance with the terms of Section 16) of ad valorem or any other property tax imposed upon the Building(s) (of which the Premises is a part) subject to the tax, regardless of the taxing authority or authorities levying the same. Furthermore, Tenant shall make timely payments of all ad valorem taxes and assessments made against Tenant’s stock of merchandise, furniture, furnishings, trade fixtures, equipment, supplies and other property located on or used in connection with the Premises and of all privilege and business licenses, taxes and similar charges for which Tenant may be responsible. If the assessed value of the Building in which the Premises are located is increased by a taxing authority because of alterations or modifications to the Building made at Tenant’s request or made by Tenant, then, during the term of this Lease only, the additional taxes attributable to such increase in valuation shall be the sole responsibility of Tenant, and shall be included monthly as additional rent to be paid by Tenant.

18.    PASS THROUGH—OPERATING EXPENSE CHARGES. Landlord will operate and maintain the common areas of the Building and related areas and facilities referred to in Section 6 above, all as shown in Exhibit A-2 (Site Plan). For the term of this Lease or any extension hereof, Tenant shall pay Landlord as additional rent a projected sum as a common areas operating expense charge equal to forty-five cents ($.45) per square foot for each square foot of the Premises, per annum, namely the sum of three thousand one hundred fifty-four and 05/100 ($3,154.05) Dollars which shall be due and payable in monthly installments of two hundred sixty-two and 84/100 ($262.84) Dollars each, in advance as rent is due. In the event that the actual operating expenses for the common areas as prorated shall exceed the projected sum shown above, Tenant shall pay its “pro rata share” (as determined in accordance with the terms of Section 16) of any such increase, as a monthly charge in advance as rent is due. If the actual operating expenses shall be less than the projected sum, no credit shall be due to Tenant. As-used herein, The term “operating expense” shall mean and include all operating costs concerning the operation or maintenance of the common areas as determined by standard accounting practices and shall include by way of illustration, but not limited to: common area maintenance services, labor, management fees as reasonably related to the Building, materials, supplies, equipment and tools, permits, licenses and inspection fees. The term “operating expense” shall not include depreciation on the Building in which the Premises are located or equipment therein (except for the reasonable amortization of the costs for capital investment items which are purchased and installed for the purpose of reducing “operating expenses” or complying with a governmental requirement), interest, executive salaries or real estate broker commissions. The annual statement of said operating expenses shall be made available to Tenant upon Tenant’s request.

19.    ACCOUNTING FOR PASS THROUGH CHARGES. Landlord shall send to Tenant, in writing, a statement of the amount of any additional rent determined due from Tenant pursuant to Sections 16, 17 and 18 within ninety (90) days, more or less, after the end of the year with respect to which such additional rent is due. The amount of such additional rent required to be paid pursuant to the provisions of this Lease, as well as any other sums of money or charges required to be paid by Tenant under this Lease, whether or not the same shall be designated “additional rent” shall nevertheless, if not paid when due, be collectible as additional rent with the next installment of rent thereafter falling due. Nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder or otherwise limit any remedy of Landlord to collect the same. Tenant shall pay to Landlord monthly in advance, one-twelfth (1/12) of the estimated annualized amounts shown as Tenant’s “pro rata share” of any additional rent to be paid in anticipation of increases in operating expenses and other expenses as specified in Sections 16, 17 or 18 hereof for the then current calendar year, and all such additional monthly payments shall be credited to Tenant’s rent next due to the extent that the amount paid by Tenant exceeds the amount actually due. Any deficiency owed by Tenant pursuant to such an accounting shall be paid by Tenant upon demand by Landlord therefor.

20.    LIMITATION OF LANDLORD LIABILITY. Tenant agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom or for any damage to any goods, wares, merchandise, or other property of Tenant, or Tenant’s contractors, agents, employees, invitees, customers or any other person in or about the Premises, unless such damage or loss is caused by Landlord, its agents, employees or representatives, nor shall Landlord be liable for injury to the person of the Tenant or to the Tenant’s contractors, agents, employees, invitees or customers whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defect of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or from any other cause, unless such damage or injury was due to the negligence or wilful misconduct of Landlord, its employees, agents or representatives, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places, regardless of whether the cause of such damage or injury or means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any loss or damages arising from any act or neglect of any other tenant. The term “Landlord” as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners of the Premises and Building at the time in question, and in the event of any transfers or conveyances, the then grantor shall be automatically freed and released from and after the date of such transfer or conveyance of all liability as respects the performance of any covenant or obligation on the part of Landlord contained in this Lease. Any covenant or obligation on the part of Landlord shall be binding on the Landlord, its successors and assigns only during and in respect to their respective successive periods of ownership.

21. CARE OF PREMISES. Tenant shall at all times keep the Premises and adjoining areas and appurtenances (subject to its reasonable control) in a clean and neat condition. Tenant covenants and agrees that Tenant, for itself, its employees, representatives and visitors, shall:

(a) Prohibit anything on the Premises and adjoining areas and appurtenances (subject to its reasonable control) which shall endanger or cause injury to any person or property.

(b) Prohibit any excessive loads within the Premises or any part of the common areas, including parking areas.

(c) Prohibit any disturbing or offensive odors, fumes, gases, smoke, dust, steam vapors, noise or vibrations from the Premises and adjoining areas and appurtenances (subject to its reasonable control).

(d) Keep the entryways, sidewalk and delivery and service areas clean and free from rubbish and dirt.

(e) Keep the interior free of vermin.

(f) Prohibit the use of sinks, toilets or urinals for any purpose except that for which they are designated and installed.

(g) Store all trash and garbage inside the Premises and provide for its prompt and regular removal for disposal outside the Building and common areas.

(h) Comply otherwise with all rules and regulations of Landlord, including those Rules and Regulations set forth in Exhibit C.

22. QUIET ENJOYMENT. Upon Tenant’s paying the rent and other sums herein reserved and its performing the covenants and agreements hereof, Tenant shall peaceably and quietly have, hold and enjoy the Premises, and all rights, privileges, easements and appurtenances in any way appertaining thereto, during the term of this Lease.

23. SURRENDER; HOLDOVER. Tenant will vacate and deliver up the Premises and all improvements, additions and alterations thereto (except Tenant signs, equipment and trade fixtures installed by Tenant at its expense which may be removed by Tenant) at the expiration or termination of this Lease, in a good, clean and tenantable condition as the same were at the beginning of Tenant’s occupancy, excepting reasonable wear, damage by fire and other casualty or appropriation by eminent domain. All Tenant trade fixtures and equipment necessary or convenient for Tenant’s business which have been supplied or installed at the sole expense of Tenant, shall remain Tenant’s property. Tenant may remove its trade fixtures and equipment within five (5) days after the expiration or sooner termination of this Lease, provided (a) Tenant is not in default hereunder; (b) removal of the Tenant item can be accomplished without mayor damage to the Premises; and (c) Tenant immediately repairs (or reimburses Landlord for the cost of repairing any resulting damage or defacement). Otherwise, all such items shall become Landlord’s property. Upon its surrender of the Premises, Tenant agrees to provide that all entrance and exit doors are repaired and in good order, all lighting and ballast are repaired and in good working order and all lights are replaced, as necessary and burning, in addition to any other Tenant obligation in connection with the condition of the Premises upon surrender.

Tenant shall not acquire any right or interest in the Premises by remaining in possession after the expiration or sooner termination of this Lease. During any such period of holding over, Tenant shall be a tenant-at-will, but nevertheless subject to and bound by all terms and conditions of this Lease except those as to term hereof and except that during such holdover tenancy, Tenant shall pay to Landlord (a) rent at the rate equal to One Hundred Fifty Percent (150%) of that provided for in the foregoing Section 3, as such rental amount may have been increased in accordance with the terms hereof, and (b) any and all operating expenses and all other additional rent payable hereunder.

24. ASSIGNMENT OR SUBLEASING. Tenant may not assign this Lease, or sublease the Premises, in whole or in part, without first obtaining the prior written consent of the Landlord, which consent shall not be unreasonably withheld, accounting nevertheless for the reputation and creditworthiness of the assignee, and provided further that any such assignment or sublease consented to by the Landlord will not relieve the Tenant of its obligations for the payment of rent and due performance of all other terms, covenants and conditions of this Lease. Any rental from a subtenant to whom Landlord consents which is in excess of the rental due hereunder shall be due and paid to Landlord as additional rent hereunder. Any assignment or sublease to which Landlord may consent (one consent not being any basis to contend that Landlord should consent to a further change) shall not relieve Tenant of any of its obligations hereunder. In no event shall this Lease be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant expressly recognizes that Landlord’s title is paramount, and that it can do nothing to affect or impair Landlord’s title.

25. SUBORDINATION; ATTORNMENT. Tenant agrees that this Lease will either be subordinate or superior to any mortgage or other security instrument heretofore or hereafter executed by the Landlord covering the Premises, depending on the requirements of such mortgagee. On request, Tenant will execute such agreements making this Lease superior or subordinate as Landlord’s mortgagee may request, and will agree to attorn to said mortgagee providing the mortgagee agrees not to disturb Tenant’s possession hereunder so long as Tenant is in compliance with this Lease. Landlord consents to Tenant’s execution of Landlord’s mortgagee’s subordination, attornment and non-disturbance agreement, and to be bound by the provisions thereof. Further Tenant agrees to execute within five (5) days of request therefor, and as often as requested, estoppel certificates setting forth the facts with respect to date of occupancy, termination date of this Lease, the amount of rent due and date to which rent is paid, whether or not it has any defense or offsets to the enforcement of the Lease or knowledge of any default or breach by Landlord, and that this Lease is in full force and effect except as to any modifications or amendments, copies of which Tenant shall attach to such estoppel certificate. Tenant agrees to attorn to any successor of Landlord.

26. DEFAULT. If Tenant: (a) fails to pay all rent as provided in this Lease when due; (b) breaches any other agreement or obligation herein set forth; (c) files (or has filed against it) any petition or action for relief under any creditor’s law (including bankruptcy, reorganizations, or similar actions), either in state or federal court which petition is not dismissed within sixty (60) days; (d) becomes insolvent, makes any transfer in fraud of creditors, has a receiver appointed for its assets, or makes an assignment for benefit of creditors, then in addition to any other lawful right or remedy which it may have, Landlord, after all applicable cure periods, may do the following: (a)

declare the rent for the balance of the term immediately due and payable, and collect the same by distress or otherwise; (b) exercise any rights provided by statute to seize personal property; (c) exercise any rights provided by statute to evict the Tenant; (d) terminate this Lease; or (e) repossess the Demised Premises, and with or without terminating, relet the same at such amount as Landlord deems reasonable, and if the amount is less than Tenant’s rent, Tenant shall immediately pay the difference on demand to Landlord, but if in excess of Tenant’s rent, the entire amount shall belong to Landlord free of any claim of Tenant thereto. Tenant shall have five (5) days to cure any monetary default hereunder after written notice thereof and thirty (30) days or such other period as provided hereunder, if less, to cure any non-monetary default provided nevertheless that in no event shall Tenant’s right of cure for a non-monetary default occur more frequently than twice per calendar year (the occurrence of three (3) or more non-monetary defaults within a calendar year constituting an event of default for which no cure right shall be available). In the event that the cure of a nonmonetary default shall reasonably require more than thirty (30) days to complete, Tenant shall not be in default as long as it immediately commences the cure and diligently and continuously proceeds with the same in full satisfaction of the breach. All expenses of Landlord in repairing, restoring or altering the Premises or reletting, together with leasing fees, all other expenses in seeking and obtaining a new tenant, the unamortized portion of Landlord’s upfit costs incurred in connection with this Lease and other damages and costs, shall be charged to and a liability of Tenant. Landlord’s reasonable attorneys fees in pursuing any of the foregoing remedies, or in collecting any rents due by Tenant hereunder, shall be paid by Tenant, which fees as to rents collected shall be the amount of such rents or the actual amount of such fees and expenses but not to exceed fifteen (15%) percent of the amount of such rents as may be allowed by law. All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercising a different or inconsistent remedy. No waiver by Landlord or any covenant or condition shall be deemed to imply or constitute a further waiver of the same at a later time, and acceptance of rent by Landlord even with knowledge of a default by Tenant shall not constitute a waiver of such default.

27. ATTORNEY’S FEES. Provided Landlord prevails in the litigation, Tenant hereby agrees to pay all reasonable attorney’s fees and expenses which the Landlord may incur in enforcing any of the obligations of the Tenant under this Lease, or in any litigation commenced by or against the Tenant in which the Landlord shall be made a party.

28. INSPECTION. Tenant agrees that the Landlord, its agents and other representatives, shall have the right upon reasonable prior notice to enter into, and upon, the Premises, or any part thereof, at all reasonable times for the purposes of inspecting or showing the same provided that Landlord’s inspection will not unreasonably disturb the Tenant’s operations on the Premises. Prior to any inspection pursuant to this Section or Subsection 3(D), Landlord hereby agrees to execute a reasonable confidentiality agreement if deemed necessary by Tenant.

29. CONDEMNATION. If the Premises or any significant part of the common areas are totally taken by condemnation, this Lease shall terminate on the date of taking. If only a portion of the Premises or any significant part of the common areas is taken by condemnation and Tenant can continue to operate its business on the remainder, then the Lease will not terminate, but rent and additional rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Tenant shall have no right or claim to any part of any award made to or received by the Landlord for any taking and no right or claim for any alleged value of the unexpired portion of this Lease; provided, however, that Tenant shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant’s personal property (other than its leasehold interest) to which Tenant may be entitled.

30. (Intentionally Omitted)

31. ~~SECURITY DEPOSIT. Upon occupancy, Tenant shall deliver to Landlord the sum of Two Thousand Three Hundred Seven and 13/100 ($2,307.13) Dollars which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder. If Tenant fails at any time to perform it obligations, Landlord may at its option apply said deposit, or so much thereof as is required, to cure Tenant’s default. If prior to the expiration or termination of this Lease Landlord depletes said deposit in whole or in part, Tenant shall immediately restore the amount so used by Landlord. This deposit shall not bear interest, and unless Landlord uses the same to cure a default of Tenant, or to restore the Premises to the condition that Tenant is required to leave them at the conclusion of the term, Landlord shall within thirty (30) days of the termination or expiration of the Lease refund so much of the deposit as remains.~~

32. NOTICES. Any notices which Landlord or Tenant is required or desires to give the other shall be deemed sufficiently given or rendered if, in writing, is delivered personally or sent by certified or registered mail, return receipt requested, or if an event of default is claimed, then either delivered personally or sent by certified or registered mail, postage prepaid, to the address listed after the signature of the party to be given notice, at the end of this Lease document. Any notice given herein shall be deemed delivered when the return receipt therefore is signed, or refusal to accept the mailing by the addressee is noted thereon by the postal authorities.

33. HAZARDOUS MATERIALS; ENVIRONMENTAL COMPLIANCE.

A. Tenant’s Responsibility. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials causing harm in or about the Premises. Tenant shall not allow the storage or use of said substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building or the office park as generally shown in Exhibit A-2 any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such substances or materials. Tenant covenants and agrees that the Premises will, at all times during its use or occupancy thereof, be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits, and regulations of all state, federal, local, and other governmental and regulatory authorities, agencies, and bodies applicable to the Premises, pertaining to environmental matters, or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or materials including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended (all hereafter collectively called “Laws”).

B. Tenant’s Liability. In addition to the indemnifications contained in Section 13 hereof, Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant’s failure to comply with this Section 33; including, but not limited to: (i) the cost of bringing the Premises into compliance with all Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises have been brought into compliance with all Laws; and (iii) the reasonable fees and expenses of Landlord’s attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with Section 33.

C. Property. For the purposes of this Section 33, the Premises shall include the Premises identified in Section 1 above, together with the real estate covered within the Site Plan, Exhibit A-2, and all structures and improvements thereon; all personal property used in connection with the Premises (including that owned by Tenant); and the soil, ground water, and surface water of the Premises, as this term is defined in this Subsection 33(C).

D. Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the “Auditors”) may, from time to time as Landlord deems appropriate, upon reasonable prior notice conduct periodic tests and examinations (“Audits”) of the Premises to confirm and monitor Tenant’s compliance with this Section 33. Such Audits shall be conducted in such manner as to minimize the interference with Tenant’s permitted activities on the Premises; however, in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant’s compliance with this Section 33. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 33, in which case the cost of such Audit, and the cost of all subsequent Audits made during the Lease term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year) shall be paid for on demand by Tenant.

E. Landlord’s Liability. Provided, however, the foregoing covenants and undertakings of Tenant contained in this Section 33 shall not apply to condition or matter constituting a violation of any Law: (1) which existed prior to the commencement of Tenant’s use or occupancy of the Premises and such prior condition or matter was not caused, in whole or in part, by Tenant or Tenant’s agents, employees, officers, partners, contractors, suppliers, representatives or invitees; or (ii) to the extent such violation is caused by, or results from, the acts or neglects of Landlord or Landlord’s agents, employees, officers, partners, contractors, representatives or invitees.

F. Tenant’s Liability After Termination of Lease. The covenants contained in this Section 33 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 33.

34. MISCELLANEOUS. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such sections. The invalidity of any portion of this Lease shall not have any effect on the balance hereof. Should Landlord institute any legal proceedings against Tenant for breach of any provision herein contained, and prevail in such action, Tenant shall in addition be liable for the costs and expenses of the Landlord, including its reasonable attorney’s fees. This Lease shall be binding upon the respective parties hereto and upon their heirs, executors, successors and assigns. This Lease supersedes and cancels all prior negotiations between the parties, and changes shall be in writing signed by the party affected by such change. Landlord reserves the right to make and change from time to time rules it deems appropriate for the common use and benefit of all tenants, with which rules Tenant shall comply. Landlord may sell the Premises in the normal course of its business provided that such sale does not materially affect the rights or obligations of Tenant hereunder. This Lease may not be recorded without Landlord’s prior consent, but Tenant agrees on request of Landlord to execute a memorandum hereof for recording purposes. The singular shall include the plural, and the masculine, feminine or neuter includes the other. Each of the Landlord and Tenant respectively represent that each has the lawful authority to enter into this Lease and by signing it in their name as set forth below, to be legally bound in accordance with its terms and conditions. No failure by Landlord to insist upon the strict performance or observance of any term or condition of this Lease, or to seek redress or to exercise any right or remedy after any such failure or breach hereof, shall constitute a waiver of any such term, condition, obligation, right or remedy, or any such failure or breach then or thereafter occurring. No term, condition or obligation of this Lease to be performed or observed by Tenant shall be waived, altered or modified except by a writing executed by Landlord. No waiver of any failure, breach or default hereof shall affect or alter this Lease, but each and every term, condition and obligation of this Lease shall continue in full force and effect with respect to any other failure, breach or default. This Lease, and the rights and obligations of each of the Landlord and Tenant hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina.

35. SPECIAL CONDITIONS, ADDENDUM ONE AND EXHIBITS. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control. If any Lease Exhibits or Addenda are noted below, such exhibits and addenda are incorporated herein and made a part of this Lease. If there are no special conditions, exhibits or addenda, the word NONE shall be written in the blank below.

Exhibit A-1	—	Space Plan
Exhibit A-2	—	Site Plan
Exhibit B	—	Upfit Improvements
Exhibit C	—	Rules and Regulations
Exhibit D	— —	Contract Standards for HVAC Inspection, Maintenance and Repair
Exhibit E	—	Guaranty
Exhibit F	—	Revisions to Guarani
Addendum No. 1	—	Section 36, Options to Renew Section 37, Expansion Space Section 38, Buyout Provision Section 39, Measurement of Premises Section 40, Amortization of Upfit Improvements Cost

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease by hand and under seal affixed hereto in duplicate originals, all as of the day and year first above written.

LANDLORD:IMPERIAL CENTER BY: IMPERIAL CENTER PARTNERSHIP, a North Carolina general partnership (SEAL)

	By:	/s/ SEBY B. JONES	(SEAL)

[Corporate Seal]

By: PETULA ASSOCIATES, LTD.
ATTEST:

/s/ STANLEY K. GIBSON	By:	/s/ JON M. JACOBSON

STANLEY K. GIBSON	Name:	Jon M. Jacobson
VICE PRESIDENT & SECRETARY	Title:	Senior Regional Asset Manager Commercial Real Estate Equities

POST OFFICE BOX 17186

RALEIGH, NC 27619

(Corporate Seal)

ATTEST:	TENANT: ICAgen, INC.

	By:	/s/ P. KAY WAGONER

	Name:	P. Kay Wagoner

	Title:	President

	Address:	4222 Emperor Blvd.

Morrisville, N.C. 277

(Landlord Acknowledgement(s))

STATE OF	NORTH CAROLINA	(Partnership Acknowledgment)

COUNTY OF	WAKE

I, W.E. WALKER, a Notary Public in and for said County and State, do certify that SEBY B. JONES, of IMPERIAL CENTER PARTNERSHIP, personally appeared before me this day, executed the foregoing instrument in behalf of said partnership and acknowledged to me that he/she executed the same for the purposes therein stated.

WITNESS my hand and notarial seal this 16TH day of FEBRUARY, 1993.

/s/ W.E. WALKER

Notary Public

My Commission Expires:

6/28/97

(NOTARIAL SEAL OR STAMP)

STATE OF	Iowa	(Corporate Acknowledgment)

COUNTY OF	Polk

I, Lori E. McElroy, a Notary Public in and for said County and State, do certify that Stanley K. Gibson personally came before me this day and acknowledged that he/she is Corporate Secretary of Petula Associates, Ltd., a Corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its Senior Regional Asset Manager ~~President~~, sealed with its corporate seal, and attested by him/herself, as its Corporate Secretary.

WITNESS my hand and notarial seal this 25th day of March, 1993.

/s/ LORI E. MCELROY

Notary Public

My Commission Expires:

Lori E. McELROY MY COMMISSION EXPIRES August 16, 1993

(NOTARIAL SEAL OR STAMP)

(Tenant Acknowledgement)

(NOTARIAL SEAL OR STAMP)

STATE OF	North Carolina	(Corporate Acknowledgment)

COUNTY OF	WAKE

I, Rebecca M. Wood, a Notary Public in and for said County and State, do certify that P. Kay Wagoner personally came before me this day and acknowledged that ~~he~~/she is President ~~Secretary~~ of ICAgen, Inc., a Corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by ~~its~~ her as its President.~~, sealed with its corporate seal, and attested by him/herself, as its Secretary.~~

WITNESS my hand and notarial seal this 12th day of February, 1993.

/s/ REBECCA M. WOOD

Notary Public

My Commission Expires:

1-28-97

(NOTARIAL SEAL OR STAMP)

EXHIBIT B

UP-FIT IMPROVEMENTS

Upfit Improvements will be added upon final design and approval by Tenant.

DRAWING ATTACHED DATED MARCH 23, 1993 BY ENVIROTEK

EXHIBIT C

RULES AND REGULATIONS

The following rules and regulations have been adopted by the Landlord for the care, protection and benefit of the building and the park and for the general comfort and welfare of the tenants.

1.    The sidewalks, entrances, halls, passage, elevators, and stairways shall not be obstructed by the Tenant or used by him for any other purpose than for ingress and egress.

2.    Toilet rooms and other water apparatus shall not be used for any purpose other than those for which they are constructed.

3.    The Tenant shall not do anything in the Premises, or bring or keep anything therein, which shall in any way conflict with any law, ordinance, rule or regulation affecting the occupancy and use of the Premises, which are or may hereafter be enacted or promulgated by any public authority or by the Board of Fire Underwriters.

4.    In order to insure proper use and care of the Premises, neither the Tenant nor agent nor employee of the Tenant shall:

(a)	Allow any furniture, packages or articles of any kind to remain in corridors except for short periods incidental to moving same in or out of building or to cleaning or rearranging occupancy of leased space.

(b)	Maintain or utilize bicycles or other vehicles in the building.

(c)	Mark or defile elevators, toilet rooms, walls, windows doors or any part of the building.

(d)	Deposit waste paper, dirt or other substances in corridors, stairways, elevators, toilets, restrooms, or any other part of the building not leased to him.

(e)	Fasten any article, drill holes, drive nails or screws into the exterior walls, floors, doors, or otherwise mar or deface any of them by paint, papers or otherwise, unless written consent is first obtained from the Landlord.

(f)	Operate any machinery within the building except customary office equipment, such as dictaphones, calculators, electric typewriters, and the like and any equipment related to the anticipated business of Tenant as a laboratory research facility. Any other equipment or machinery may be operated only with the prior written consent of the Landlord.

(g)	Tamper or interfere in any way with windows, doors, locks, lighting, electric or plumbing fixtures in any part of the building not leased to it.

5. The Landlord shall have the right to prohibit any advertising by the Tenant which, in their opinion, tends to damage the reputation of the building or its desirability, and upon written notice from Landlord, the Tenant shall discontinue any such advertising.

6.    The Tenant will reimburse the Landlord for the cost of repairing any damage to the Premises or other parts of the building caused by the Tenant or the agents or employees of the Tenant, including replacing any glass broken.

7.    The Landlord shall furnish a reasonable number of door keys for the needs of the Tenant, which shall be surrendered on termination of the lease, and reserves the right to require a reasonable deposit to insure their return at termination of the Lease. The Tenant shall obtain keys only from the Landlord, shall not obtain duplicate keys from any outside source, and shall not alter the locks or effect any substitution.

8.    The Tenant shall not install in the Premises any metal safes or permit any concentration of excessive weight in any portion thereof without first having obtained the written permission of Landlord.

9.    The Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors and peddlers, from the building and to require registration, satisfactory identification and credentials from all persons seeking access to any part of the building outside of ordinary business hours. Ordinary business hours shall mean Monday through Friday, 8:00 a.m. to 6:00 p.m., except on legal holidays. The Landlord will exercise its best judgment in the execution of such control but shall not be held liable for the granting or refusal of such access. The Landlord reserves the right to exclude the general public from the building after ordinary business hours and on weekends and holidays.

10.    The attaching of wires to the outside of the building is absolutely prohibited, and no wires shall be run or installed in and part of the building without the Landlord’s permission and direction.

11.    Signs or any other Tenant identification shall be in accordance with building standard signage. No signs of any nature shall be placed in the windows so as to be visible from the exterior of the building. All signs not approved in writing by the Landlord shall be subject to removal without notice.

12.    Any improvements or alterations to the Premises by Tenant shall be approved in advance by the Landlord as required by the Lease.

13.    Tenant shall have a non-exclusive right to use of all driveways and parking areas adjoining said premises. Landlord shall have the authority to assign parking areas for Tenant and Tenant’s employees, if deemed necessary by Landlord.

14.    If additional drapes or window decorations are desired by Tenant, they shall be approved by Landlord and installed at the Tenant’s expense under the direction of the Landlord.

The Landlord shall have the right to make such other and further reasonable rules and regulations as, in the judgment of the Landlord, may from time to time be necessary for the safety, care and cleanliness of the Premises, the building or the park, and for the preservation of good order therein, effective five (5) days after all tenants have been given written notice thereof.

EXHIBIT D

Contract Standards for HVAC

Inspection, Maintenance and Repair

Pursuant to Section 8 of the Lease, Tenant is obligated to enter into and maintain a maintenance contract for heating and air conditioning systems and equipment at the Premises, for the term of the Lease, and any renewal or extension hereof. The following sets forth minimum standards in connection with the services contract so as to accomplish a preventive maintenance inspection and service program for the HVAC systems and equipment at the Premises. At minimum, contract services shall include four (4) scheduled inspections and routine preventative maintenance service calls per year. The contract shall further provide that emergency call service shall be available on a twenty-four (24) hour a day on call basis. The services contract shall include, without limitation, the following types of services:

(1)    Regular preventative maintenance to heating, ventilation and air conditioning equipment as follows:

A.	Compressors

1.	Check suction and head pressures
2.	Electrical amperes
3.	All electrical connections

B.	Condenser Coil

1.	Clean coil (if needed) and check fan condition
2.	Check oil level and condition
3.	Check for refrigerant leaks

C.	Air Handling Side

1.	Volts and amperes of motor
2.	Electrical connections
3.	Adjust belts and pulleys
4.	Check and lube bearings and motors
5.	Clean coil (if needed) and check fan condition
6.	Change filters
7.	Check for condensate leaks

D.	Boiler (if applicable)

1.	Check fire
2.	Pressures
3.	Oil and check pumps
4.	Burners
5.	Water temperature
6.	Safety controls

E.	Check out heating side of units as well as cooling side.

F.	Check to make sure thermostats are operating properly.

(2)    Emergency call service as needed (beyond routine preventative service) due to mechanical failure of HVAC equipment.

EXHIBIT E

GUARANTY

For value received and in consideration for and as an inducement to Landlord to lease the premises referred to in the annexed Lease dated December 17, 1992 between Imperial Center Partnership and Petula Associates, Ltd., Tenants in common operating as a Joint Venture, Imperial Center as Landlord, and ICAgen, Inc. as Tenant. The undersigned does hereby guaranty to Landlord the punctual payment of the portion of the rent defined as “Tenant Improvements” in the amount of two hundred thirty-three thousand and No/100 ($233,000.00), this amount being amortized over the five (5) year term of the Lease at ten percent (10%) annual percentage rate and totalling two hundred ninety-seven thousand thirty-three and 60/100 ($297,033.60) Dollars (hereafter collectively called “Rents”), and if any default shall be made by the Tenant under said Lease, the undersigned does hereby, covenant and agree to pay to the Landlord in each and every instance such sum or sums of money as the Tenant is and shall become liable for and/or obliged to pay under said Lease. Also, to pay also any and all damages, expenses and attorney’s fees (hereafter collectively called “damages”) that may be suffered or incurred by Landlord in consequence of the nonpayment of said rents. Such payments of rents to be made monthly or at such other intervals as the same shall or may become payable under said Lease, including any accelerations thereof when incurred by Landlord, all without requiring any notice from Landlord of such non-payment, non-performance or non-observance or proof of notice or demand, all of which the undersigned hereby expressly waives; and the maintenance of any action or proceeding by the Landlord to recover any sum of rents that may be or become due under said Lease. The undersigned does hereby consent that without affecting the liability of the undersigned under this guaranty and without notice to the undersigned, time may be given by Landlord to Tenant for payment of rents, and such time extended and indulgences granted, from time to time, or the Tenant may be dispossessed or the Landlord may avail itself of or exercise any or all of the rights and/or remedies against the Tenant provided by law or by said Lease, and may proceed either against the Tenant alone or jointly against the Tenant and the undersigned or against the undersigned alone without proceeding against the Tenant. The undersigned does hereby further consent to any subsequent change, modification and/or amendment of said Lease in any of its terms, covenants or conditions, or in the rents payable thereunder, and/or to any assignment or assignments of said Lease, and/or to any renewals or extensions thereof all of which may be made without notice to or consent of the undersigned and without in any manner releasing or relieving the undersigned from liability under this guaranty except in such case that any modifications, assignments or amendments increase the liability of Medical Science Partners, L.P. The undersigned does hereby further agree that in respect of any payments made by the undersigned hereunder, the undersigned shall not have any rights based on suretyship or otherwise to stand in the place of the Landlord so as to compete with Landlord as a creditor of Tenant, unless and until all claims of the Landlord under said Lease shall have been fully paid and satisfied. As a further inducement to Landlord to make said Lease and in consideration therefore, Landlord and the undersigned hereby agree that in any action, proceeding or counterclaim brought by either the Landlord or the undersigned against the other on any matters whatsoever arising out of or in any way connected with said Lease or this guaranty, that Landlord and the undersigned shall and do hereby waive a trial by jury. The undersigned represents that this guaranty has been duly authorized and is binding on the undersigned.

EXHIBIT F

REVISIONS TO GUARANTY

If Genesis Pharmaceutics, Inc (the parent company of ICAgen, Inc.) closes the sale of $5,000,000.00 of Genesis equity securities, Imperial Center will release the foregoing security provided that Genesis Pharmaceutics, Inc substitutes an identical guarantee of Genesis or Genesis provides a letter of credit for the unamortized portion, if any, of the Tenant improvements

Imperial Center also agrees to release all guarantees in the event and at such time that ICAgen, Inc. closes a sale of $2,000,000 of ICAgen, Inc equity securities.

Notwithstanding the foregoing, any release or substitution for the Guaranty by Medical Science Partners, L P attached as Exhibit “E” to this Lease is conditioned upon Landlord’s review of financial information of any guarantor to be substituted for Medical Science Partners, L P or the financial information of Tenant in the event that Tenant requests that the guaranty of Medical Science Partners, L P be released. Said release or substitution shall be at the sole discretion of Landlord, it being expressly understood that Landlord does not have any obligation regarding such release or substitution of the Guaranty of Medical Science Partners, L.P merely because of the sale of securities of Tenant has occurred. If Landlord agrees to said release or substitution, Landlord shall notify Tenant in writing.

Landlord, however, agrees that it will release the Guaranty of Medical Science Partners, L.P or any other guarantor(s) (a) in the event that a stand-by letter of credit or other form of escrow reasonably acceptable to Landlord is established in an amount equal to the unamortized balance of the “Tenant Improvements” in the original amount of $233,000, this amount being amortized over the five (5) year term of the Lease at 10% annual percentage rate and totaling $297,033.60 or (b) in the event that Tenant pays in full the outstanding balance of the Tenant Improvements. Such stand-by letter of credit or escrow account shall be permitted to decrease as the unamortized balance of such Tenant Improvements is reduced.

EXHIBIT F

REVISIONS TO GUARANTY

If Genesis Pharmaceutics, Inc. (the parent company of ICAgen, Inc.) closes the sale of $5,000,000.00 of Genesis equity securities, Imperial Center will release the foregoing security provided that Genesis Pharmaceutics, Inc. substitutes an identical guarantee of Genesis or Genesis provides a letter of credit for the unamortized portion, if any, of the Tenant improvements.

Imperial Center also agrees to release all guarantees in the event and at such time that ICAgen, Inc. closes a sale of $2,000,000.00 of ICAgen, Inc. equity securities.

ADDENDUM NO. 1, attached to and forming a part of that Lease by and between Imperial Center Partnership and Petula Associates, Ltd., as tenants in common operating as a joint venture, the Landlord, and ICAgen, Inc., the Tenant, dated December 17, 1992.

*                 *                 *                 *                 *                 *                 *                 *                 *                 *                 *                *

36.    A.    FIRST OPTION TO RENEW. If Tenant shall have complied with all of the conditions of the Lease up to the time of exercising of this option, the Tenant shall have the option to extend the term of this Lease by written notice to Landlord at least one hundred and twenty (120) days prior to the expiration of the initial term of this Lease, for a period of three (3) years upon the same terms and conditions except that during the said three (3) year renewal term, the minimum rental for the Premises shall be calculated as follows:

Rental rate as the parties shall agree but nevertheless based upon a survey of comparable space (exclusive of upfit) in the Research/Triangle Park Area. As the parties agree, the renewal rate shall then be based upon 95% of the then current market rate, but in no event less than the rate previously existing under this Lease.

B.    SECOND OPTION TO RENEW. If Tenant shall have complied with all of the conditions of the Lease up to the time of exercising of this option, the Tenant shall have the option to extend the term of this Lease by written notice to Landlord at least one hundred and twenty (120) days prior to the expiration of the first three (3) year renewal term of this Lease, for a period of two (2) years upon the same terms and conditions except that during the said two (2) year renewal term, the minimum rental for the Premises shall be calculated as follows:

Rental rate as the parties shall agree but nevertheless based upon a survey of comparable space (exclusive of upfit) in the Research/Triangle Park Area. As the parties agree, the renewal rate shall then be based upon 95% of the then current market rate but in no event less than the rate previously existing under this Lease.

37.    RIGHT OF FIRST OFFER. Tenant shall have a right-of-first offer throughout the initial term of this Lease, and any renewal term hereof, of any and all vacant or vacated space at the building, Royal Center I. Prior to entering negotiations with another prospective tenant for any such space, the Landlord will provide Tenant with a written notice specifying the amount of space that would be available, the date of availability, and the then prevailing market terms for comparable space in the Imperial Center or the Building; Tenant must respond in writing within ten (10) days of Landlord’s notice if it wishes to lease said space. Any space leased by Tenant shall be for a minimum lease term coinciding with the remainder of Tenant’s then remaining lease term under this Lease. For the last one hundred twenty (120) days of either the initial term of this Lease or any renewal period as specified in Section 36, Landlord shall have no obligation to extend Tenant any right of first offer unless Tenant has elected to extend this Lease or enter into a new lease for the Premises, as the case may be.

38.    TENANT’S RIGHT OF CANCELLATION. Notwithstanding any other provision contained in this Lease to the contrary, and provided nevertheless no event of default has occurred after any applicable cure period at the time Tenant exercises this right of cancellation, Tenant shall have the option to cancel this Lease effective as of the last day of the third lease year (i.e. projected as March 31, 1996) by serving prior written notice upon Landlord of Tenant’s intent to exercise this option to cancel not less than one hundred twenty (120) days prior to the last day of the third lease year (i.e. projected as March 31, 1996) and further provided that Tenant shall absolutely pay to Landlord by certified funds without offset or demand, as of the date of notice (i.e. at least one hundred twenty (120) days prior to the last day of the third lease year) a cancellation fee equal to the remaining unamortized portion of Upfit Improvements as specified in Section 40 hereof (i.e. projected as $139,800.00). In providing its notice of cancellation, together with the cancellation payment, Tenant shall deliver to Landlord an executed Termination Statement suitable for recording.

39.    MEASUREMENT OF SPACE. At the request of either party, the parties agree to determine actual square footage leased for the Premises for the purpose of prospectively determining any rent or additional rent obligation (based on Tenant’s actual proportionate share of a pass-through expense), by mutually measuring the Premises in accordance with a commonly accepted measuring standard for warehouse space measurement (and accordingly, measured from the centerline of exterior walls).

40.    AMORTIZATION OF UPFIT IMPROVEMENTS COST. As set forth in Exhibit B, Upfit Improvements, and in accordance with the terms of Section 11 and other applicable sections of this Lease, Landlord agrees to construct Upfit Improvements at the Premises at a cost not to exceed $233,000.00. The cost of the Upfit Improvements which shall be $233,000.00 or such lesser amount actually expended shall be financed by Landlord but paid by Tenant to Landlord in a monthly installment of $4,950.56 (which represents an amortized monthly payment of the projected Upfit Improvements cost, subject to adjustment, payable at a 10% interest over five (5) years, in accordance with that payment schedule attached as Exhibit B-1, and by this reference, made a part hereof). This monthly upfit payment of $4,950.56 shall be added as additional rent to each monthly rental payment for the initial term of this Lease, commencing as of April 1, 1993 or such other first day of the first month following the actual Commencement Date. Notwithstanding the foregoing payment schedule, the Upfit Improvements cost due to Landlord may be prepaid at any time by Tenant in whole or in part without premium or penalty. In connection with the Upfit Improvements, any contractor warranties obtained by Landlord shall be assigned to Tenant upon the receipt thereof. In the event of an uncured default by Tenant hereunder, the unamortized portion of the Upfit Improvements cost, together with a sum representing 10% simple interest annually accruing thereon, shall be immediately due to Landlord, without offset or deduction, and shall represent monies last to be paid to Landlord by Tenant (prior to rent due, damages or costs and expenses) but nevertheless first to be paid by any guarantor upon an event of uncured default. As additional security for this obligation to reimburse Landlord the unamortized Upfit Improvements cost, a guaranty from Medical Science Partners, L.P., a Delaware limited partnership shall be required to be executed and delivered to Landlord on or about the date hereof, in that form as set forth in Exhibit E.

ADDENDUM NO.    1, attached to and forming a part of that Lease by and between Imperial Center Partnership and Petula Associates, Ltd., as tenants in common operating as a joint venture, the Landlord, and ICAgen, Inc., the Tenant, dated December 17, 1992.

*                 *                 *                 *                 *                 *                 *                 *                 *                 *                 *                *

36.    A.    FIRST OPTION TO RENEW. If Tenant shall have complied with all of the conditions of the Lease up to the time of exercising of this option, the Tenant shall have the option to extend the term of this Lease by written notice to Landlord at least one hundred and twenty (120) days prior to the expiration of the initial term of this Lease, for a period of three (3) years upon the same terms and conditions except that during the said three (3) year renewal term, the minimum rental for the Premises shall be calculated as follows:

Rental rate as the parties shall agree but nevertheless based upon a survey of comparable space (exclusive of upfit) in the Research/Triangle Park Area. As the parties agree, the renewal rate shall then be based upon 95% of the then current market rate, but in no event less than the rate previously existing under this Lease.

B.    SECOND OPTION TO RENEW. If Tenant shall have complied with all of the conditions of the Lease up to the time of exercising of this option, the Tenant shall have the option to extend the term of this Lease by written notice to Landlord at least one hundred and twenty (120) days prior to the expiration of the first three (3) year renewal term of this Lease, for a period of two (2) years upon the same terms and conditions except that during the said two (2) year renewal term, the minimum rental for the Premises shall be calculated as follows:

Rental rate as the parties shall agree but nevertheless based upon a survey of comparable space (exclusive of upfit) in the Research/Triangle Park Area. As the parties agree, the renewal rate shall then be based upon 95% of the then current market rate but in no event less than the rate previously existing under this Lease.

37.    RIGHT OF FIRST OFFER. Tenant shall have a right-of-first-offer throughout the initial term of this Lease, and any renewal term hereof, of any and all vacant or vacated space at the building, Royal Center I. Prior to entering negotiations with another prospective tenant for any such space, the Landlord will provide Tenant with a written notice specifying the amount of space that would be available, the date of availability, and the then prevailing market terms for comparable space in the Imperial Center or the Building; Tenant must respond in writing within ten (10) days of Landlord’s notice if it wishes to lease said space. Any space leased by Tenant shall be for a minimum lease term coinciding with the remainder of Tenant’s then remaining lease term under this Lease. For the last one hundred twenty (120) days of either the initial term of this Lease or any renewal period as specified in Section 36, Landlord shall have no obligation to extend Tenant any right of first offer unless Tenant has elected to extend this Lease or enter into a new lease for the Premises, as the case may be.

38.    TENANT’S RIGHT OF CANCELLATION. Notwithstanding any other provision contained in this Lease to the contrary, and provided nevertheless no event of default has occurred after any applicable cure period at the time Tenant exercises this right of cancellation, Tenant shall have the option to cancel this Lease effective as of the last day of the third lease year (i.e. projected as March 31, 1996) by serving prior written notice upon Landlord of Tenant’s intent to exercise this option to cancel not less than one hundred twenty (120) days prior to the last day of the third lease year (i.e. projected as March 31, 1996) and further provided that Tenant shall absolutely pay to Landlord by certified funds without offset or demand, as of the date of notice (i.e. at least one hundred twenty (120) days prior to the last day of the third lease year) a cancellation fee equal to the remaining unamortized portion of Upfit Improvements as specified in Section 40 hereof (i.e. projected as $139,800.00). In providing its notice of cancellation, together with the cancellation payment, Tenant shall deliver to Landlord an executed Termination Statement suitable for recording.

39.    MEASUREMENT OF SPACE. At the request of either party, the parties agree to determine actual square footage leased for the Premises for the purpose of prospectively determining any rent or additional rent obligation (based on Tenant’s actual proportionate share of a pass-through expense), by mutually measuring the Premises in accordance with a commonly accepted measuring standard for warehouse space measurement (and accordingly, measured from the centerline of exterior walls).

40.    AMORTIZATION OF UPFIT IMPROVEMENTS COST. As set forth in Exhibit B, Upfit Improvements, and in accordance with the terms of Section 11 and other applicable sections of this Lease, Landlord agrees to construct Upfit Improvements at the Premises at a cost not to exceed $233,000.00. The cost of the Upfit Improvements which shall be $233,000.00 or such lesser amount actually expended shall be financed by Landlord but paid by Tenant to Landlord in a monthly installment of $4,950.56 (which represents an amortized monthly payment of the projected Upfit Improvements cost, subject to adjustment, payable at a 10% interest over five (5) years, in accordance with that payment schedule attached as Exhibit B-1, and by this reference, made a part hereof). This monthly upfit payment of $4,950.56 shall be added as additional rent to each monthly rental payment for the initial term of this Lease, commencing as of April 1, 1993 or such other first day of the first month following the actual Commencement Date. Notwithstanding the foregoing payment schedule, the Upfit Improvements cost due to Landlord may be prepaid at any time by Tenant in whole or in part without premium or penalty. In connection with the Upfit Improvements, any contractor warranties obtained by Landlord shall be assigned to Tenant upon the receipt thereof. In the event of an uncured default by Tenant hereunder, the unamortized portion of the Upfit Improvements cost, together with a sum representing 10% simple interest annually accruing thereon, shall be immediately due to Landlord, without offset or deduction, and shall represent monies last to be paid to Landlord by Tenant (prior to rent due, damages or costs and expenses) but nevertheless first to be paid by any guarantor upon an event of uncured default. As additional security for this obligation to reimburse Landlord the unamortized Upfit Improvements cost, a guaranty from Medical Science Partners, L.P., a Delaware limited partnership shall be required to be executed and delivered to Landlord on or about the date hereof, in that form as set forth in Exhibit E.

This guaranty or any of the provisions thereof cannot be modified, waived or terminated, unless in writing, signed by the Landlord and the undersigned. The provisions of this guaranty shall apply to and bind and inure to the benefit of the undersigned and the Landlord and their respective heirs, legal representatives, successors and assigns.

MEDICAL SCIENCE PARTNERS, L.P.

By:	Medical Science Ventures, L.P.
Its General Partner

MEDICAL SCIENCE PARTNERS, L.P.

By:	/s/ ANDRE LAMOTTE

Title:	Managing General Partner

(Acknowledgement)

STATE OF MASSACHUSETTS

COUNTY OF MIDDLESEX

I, LAURA J. DESOUZA, a Notary Public in and for said county and state, do certify that ANDRE LAMOTTE,                             , of MEDICAL SCIENCE PARTNERS             personally appeared before me this day, executed the foregoing instrument in behalf of said partnership and acknowledged to me that he/~~she~~ executed the same for the purpose therein stated.

Witness my hand and Notarial Stamp/Seal this 15th day of January , 1993.

/s/ LAURA J. DESOUZA

Notary Public

My commission expires:

August 15, 1997

(Notarial seal or stamp)

EXHIBIT A-1

SPACE PLAN

ROYAL CENTER I

4222 EMPEROR BLVD.

IMPERIAL CENTER

[SPACE PLAN APPEARS HERE]

EXHIBIT A-2

SITE PLAN

[SITE PLAN APPEARS HERE]

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE, made this 26th day of August, 1996, between hereinafter called Imperial Center Partnership, a North Carolina Partnership, “Landlord” and ICAgen, Inc., a North Carolina Corporation, “Tenant”, which terms “Landlord” and “Tenant” shall include, whenever the context admits or requires, singular or plural, and the heirs, legal and representatives, successors and assigns of the respective parties.

WITNESSETH:

WHEREAS, by Lease dated December 17, 1992 Landlord did lease and demise unto Tenant certain premises situated at 4222 Emperor Boulevard, Durham, Durham County, State of North Carolina for an initial term of Five (5) years and subject to the covenants and conditions particularly set forth in said lease; and

WHEREAS, the parties desire to amend said Lease as herein below described.

NOW, THEREFORE, in consideration of the sum of one and no/100 Dollars ($1.00) and other good and valuable considerations paid by Landlord to Tenant, the receipt and sufficiency whereof are hereby acknowledged, the parties agree, each with the other as follows:

1.    Beginning August 15, 1996, Tenant agrees to expend to suite 500, Royal Center I, consisting of 2,371 rentable square feet (expansion space) as shown on Exhibit “A”.

2.    The term for the expansion space shall be for a period of four (4) years commencing August 15, 1996, and terminating August 14, 2000.

3.    The expansion space to be occupied in “as is” condition. All required work demising wall and HVAC to be completed by Landlord prior to commencement of term.

4.    The base rental schedule to commence on August 15, 1996 shall be as follows:

MONTHS	RATE PER RST	TOTAL MONTHLY RENT	TOTAL ANNUAL RENT
1-48	$8.50	$1,680.17	$20,162.00

5.    Additional rent (Section 4. of base lease) shall apply to expansion space.

6.    Renewal options for expansion space are as follows:

Three (3) year renewal option at the end of the initial four (4) year term and a second renewal option of two (2) years at the end of the three (3) year renewal term, rental rate for both renewal terms to be based on 95% of the then market value for comparable space in the area.

THAT, EXCEPT AS HEREIN MODIFIED, said Lease shall remain in full force and effect and the covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns and any number and gender shall include the other number and gender.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment of Lease.

(Corporate Seal)	LANDLORD:	IMPERIAL CENTER LIMITED
PARTNERSHIP a North Carolina limited partnership [SEAL]

	By:	PETULA ASSOCIATES, LTD. an Iowa corporation, its general partner

ATTEST:	By:	/s/ FRANK G. SULLIVAN

Frank Sullivan
/s/ KURT D. SHAEFFER		Senior Regional Asset Manager

Kurt D. Shaeffer Vice President & Secretary		Commercial Real Estate Equities
By:

President

(Corporate Seal)	TENANT:	ICAgen, INC. a North Carolina corporation

ATTEST:	By:	/s/ P. K. WAGONER

/s/ MARY ANN GRIMM WINDON		President

Assistant Secretary	ADDRESS:	4222 Emperor Boulevard
Suite 470, Durham, NC 27703

STATE OF                                                               (Partnership Acknowledgement)

COUNTY OF

I,                             , a Notary Public in and for said County and State, do certify that                                 ,                                    of                                          ,                                                 personally appeared before me this day, executed the foregoing instrument in behalf of said partnership and acknowledged to me that he/executed the same for the purposes therein stated.

WITNESS my hand and notarial seal this                  day of             , 199_.

Notary Public

My Commission Expires:

[NOTARIAL SEAL OR STAMP]

STATE OF NORTH CAROLINA                                     (Corporate Acknowledgement)

COUNTY OF DURHAM

I, W. E. Walker, a Notary Public in and for said County and State, do certify that Mary Ann Grimm-Windon personally came before me this day and acknowledged that he/she is Asst. Secretary of ICAgen, Inc., a corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its              President, sealed with its corporate seal, and attested by him/herself as its ASST. Secretary.

WITNESS my hand and notarial seal this 12th day of August, 1996.

/s/ W. E. WALKER

Notary Public

My Commission Expires:

6/28/97

[NOTARIAL SEAL OR STAMP]

STATE OF Iowa                                                              (Corporate Acknowledgement)

COUNTY OF Polk

I, Nancy S. Yando, a Notary Public in and for said County and State, do certify that Kurt D. Schaeffer personally came before me this day and acknowledged that he/~~she~~ is Vice President & Secretary of Petula Associates, Ltd., an Iowa corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its Senior Regional Asset Manager Commercial Real Estate ~~President~~, sealed with its corporate seal, and attested by him/~~herself~~ as its Vice President & Secretary.

WITNESS my hand and notarial seal this 12th day of August, 1996.

/s/ NANCY S. YANDO

Notary Public

My Commission Expires:

8/23/96

[NOTARIAL SEAL OR STAMP]

ROYAL CENTER I

SUITE 500

APPROXIMATELY 2,372 sf

[FLOOR PLANS APPEAR HERE]

STATE OF NORTH CAROLINA

SECOND AMENDMENT TO LEASE

COUNTY OF DURHAM

THIS SECOND AMENDMENT TO LEASE (the “Amendment”) is dated as of the 29th day of September, 1998, by and between IMPERIAL CENTER LIMITED PARTNERSHIP (“Landlord”), and ICAGEN, INC. ( “Tenant”),

STATEMENT OF PURPOSE

A. Landlord and Tenant entered into a Lease dated as of December 17, 1992 for the occupancy of 7,099 rentable square feet of space (the “Premises”) at 4222 Emperor Boulevard, Durham County, North Carolina for an initial term of five (5) years and subject to the covenants and conditions particularly set forth in said lease.

B. Landlord and Tenant desire to amend the terms of the Lease to extend the initial term of the Lease, and to change certain other provisions of the Lease.

NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Lease on the terms set forth below. The capitalized terms used but not defined herein shall have the meanings set forth within the Lease.

AGREEMENT

1. Term. The initial term of the Lease shall be extended for a period of three (3) years (the “Extension Term”) commencing August 1, 1998 (the “Revised Commencement Date”) and expiring at midnight on July 31, 2001 (the “ Revised Expiration Date”).

2. Rent.

(a) Commencing on the Revised Commencement Date and continuing through July 31, 1999, Tenant shall pay Annual Minimum Rent in the amount of Forty Thousand Seven Hundred Ninety-Two and 38/100 Dollars ($40,792.38) per annum [which equals Five and 82/100 Dollars ($5.82) per rentable square foot of the Premises] payable in equal monthly installments of Three Thousand Three Hundred Ninety-Nine and 37/100 Dollars ($3,399.37).

(b) Commencing August 1, 1999 and continuing through July 31, 2000, Tenant shall pay Annual Minimum Rent in the amount of Forty-One Thousand Nine Hundred Eighty-Three and 91/100 Dollars ($41,983.91) per annum [which equals Five and 99/100 Dollars ($5.99) per rentable square foot of the Premises] payable in equal monthly installments of Three Thousand Four Hundred Ninety-Eight and 66/100 Dollars ($3,498.66).

(c) Commencing August 1, 2000 and continuing through the Revised Expiration Date, Tenant shall pay Annual Minimum Rent in the amount of Forty-Three Thousand Two

Hundred Forty-Five and 53/100 Dollars ($43,245.53) per annum [which equals Six and 17/100 Dollars ($6.17) per rentable square foot of the Premises] payable in equal monthly installments of Three Thousand Six Hundred Three and 79/100 Dollars ($3,603.79).

Each installment of Annual Minimum Rent shall be due and payable in advance on or before the first day of each month.

Notwithstanding the foregoing, due to an overpayment of Minimum Rent during the first month of the Extension Term (August, 1998), the monthly installment of Minimum Rent due and payable by Tenant for the second month only of the Extension Term (September, 1998) shall be adjusted to be Two Thousand Seven Hundred Ten and 16/100 Dollars ($2,710.16).

3. Condition of Premises. Tenant acknowledges that it presently occupies the Premises and that it shall continue to occupy the Premises during the Extension Term in its current “as is” condition.

4. Applicability of Lease Terms. Except as otherwise modified herein, the terms of the Lease shall apply during the Extension Term, and all terms of the Lease (as amended hereby) are ratified, confirmed and continued in full force and effect.

2

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Lease to be duly executed as of the day and year first above written.

“LANDLORD”

IMPERIAL CENTER LIMITED PARTNERSHIP [SEAL] a North Carolina limited partnership

By: Petula Associates, Ltd., an Iowa corporation, its general partner

By:	/s/ RANDALL C. MUNDT

Randall C. Mundt, Vice President

By:	/s/ DAVID P. ELLINGSON

David P. Ellingson, Vice President and Associate General Counsel

ATTEST:

/s/ RONALD B. FRANKLIN

Ronald B. Franklin Director & Secretary [CORPORATE SEAL]

“TENANT” ICAGEN, INC.

By:	/s/ P. K. WAGONER

President

ATTEST:

/s/ ROBERT J. JAKOBS

Assistant Secretary [CORPORATE SEAL]

3

STATE OF IOWA COUNTY OF POLK	) ) )

On this 21 day of October, 1998, before me, a Notary Public in and for said County, personally appeared Randall C. Mundt and David P. Ellingson, to me know to be the persons who executed the within instrument as the Vice President and Vice President, respectively, of PETULA ASSOCIATES, LTD., an Iowa corporation, and they being duly sworn did state that the seal affixed to the said instrument is the seal of said corporation and that said instrument was signed and sealed on behalf of the said corporation by authority of its board of directors, and the aforesaid officers each acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by and of each of them voluntarily executed.

/s/ DANIELLE JOHNSON

Notary Public in and for said County and State DANIELLE JOHNSON MY COMISSION EXPIRES May 11, 2001

STATE OF NC

(Corporate Acknowledgement)

COUNTY OF DURHAM

I, W. E. Walker, a Notary Public in and for said County and State, do certify that Robert J. Jakobs personally came before me this day and acknowledged that he/she is Asst. Secretary of ICAgen, Inc., a North Carolina corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its              President, sealed with its corporate seal, and attested by him/herself as its              Secretary.

WITNESS my hand and notarial seal this 29th day of SEPTEMBER, 1998.

/s/ W. E. WALKER

Notary Public

My Commission Expires:

7/15/02
[NOTARIAL SEAL OR STAMP]

STATE OF NORTH CAROLINA

THIRD AMENDMENT TO LEASE

COUNTY OF DURHAM

THIS THIRD AMENDMENT TO LEASE (the “Amendment”) is dated as of the 6th day of July, 2000, by and between PETULA ASSOCIATES, LTD., an Iowa corporation and PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, as tenants-in-common (hereinafter collectively referred to as “Landlord”) [successor in interest to Imperial Center Limited Partnership and Imperial Center, a joint venture (“Imperial”)], and ICAGEN, INC. (“Tenant”),

STATEMENT OF PURPOSE

A. Imperial and Tenant entered into a Lease (as amended, the “Lease”) dated as of December 17, 1992, for the occupancy of 7,009 rentable square feet of space (the “Initial Premises”) in the building known as Royal Center I (the “Building”) at 4222 Emperor Boulevard, Durham County, North Carolina for an initial term of five (5) years (the “Initial Premises Term”) and subject to the covenants and conditions particularly set forth in said lease.

B. Imperial and Tenant entered into a First Amendment of Lease dated August 26, 1996 for additional space in the Building containing 2,372 rentable square feet (the “Additional Space”) for an initial term of four (4) years (the “Additional Space Term”).

C. Imperial and Tenant entered into a Second Amendment of Lease dated September 29, 1998 wherein the first renewal option for the Initial Premises was exercised thereby extending the Initial Premises Term to July 31, 2001.

D. Effective as of March 31, 1999, the general and limited partners of Imperial terminated their partnership and distributed the assets of the partnership as follows: (1) an 83.33% undivided interest to Petula Associates, Ltd., an Iowa corporation; and (2) a 16.67% undivided interest to The SBJ Growth L.P., a Georgia limited partnership d/b/a The SBJ Growth Limited Partnership (“SBJ”).

E. Effective as of June 1, 1999, Principal Life Insurance Company, an Iowa corporation, acquired all of SBJ’s interest in the assets of Imperial, including the Initial Premises and Additional Space.

F. Landlord and Tenant desire to amend the terms of the Lease to extend the Additional Space Term, and to change certain other provisions of the Lease.

NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Lease on the terms set forth below. The capitalized terms used but not defined herein shall have the meanings set forth within the Lease.

1

AGREEMENT

1. Additional Space Term. The Additional Space Term shall be extended for a period of three (3) years (the “Additional Space Extension Term”) commencing August 15, 2000 (the “Revised Additional Space Commencement Date”) and expiring at midnight on August 14, 2003 (the “ Revised Additional Space Expiration Date”).

2. Rent.

(a) Commencing on the Revised Additional Space Commencement Date and continuing through August 14, 2001, Tenant shall pay Minimum Rent for the Additional Space (in addition to the Minimum Rent for the Initial Premises) in the amount of Twenty-Two Thousand Fifty-Nine and 60/100 Dollars ($22,059.60) per annum [which equals Nine and 30/100 Dollars ($9.30) per rentable square foot of the Additional Space] payable in equal monthly installments of One Thousand Eight Hundred Thirty-Eight and 30/100 Dollars ($1,838.30).

(b) Commencing on August 15, 2001 and continuing through August 14, 2002, Tenant shall pay Minimum Rent for the Additional Space in the amount of Twenty-Two Thousand Seven Hundred Twenty-Three and 76/100 Dollars ($22,723.76) per annum [which equals Nine and 58/100 Dollars ($9.58) per rentable square foot of the Additional Space] payable in equal monthly installments of One Thousand Eight Hundred Ninety-Three and 65/100 Dollars ($1,893.65).

(c) Commencing on August 15, 2002 and continuing through the Revised Additional Space Expiration Date, Tenant shall pay Minimum Rent for the Additional Space in the amount of Twenty-Three Thousand Four Hundred Eleven and 64/100 Dollars ($23,411.64) per annum [which equals Nine and 87/100 Dollars ($9.87) per rentable square foot of the Additional Space] payable in equal monthly installments of One Thousand Eight Hundred Ninety-Three and 65/100 Dollars ($1,893.65).

Each installment of Minimum Rent shall be due and payable in advance on or before the first day of each month.

3. Condition of Additional Space. Tenant acknowledges that it presently occupies the Additional Space and that it shall continue to occupy the Additional Space during the Additional Space Extension Term in its current “as is” condition.

4. Applicability of Lease Terms. Except as otherwise modified herein, the terms of the Lease shall apply during the Additional Space Extension Term, and Tenant shall continue to occupy the Additional Space in accordance with the terms and conditions of the Lease, which are hereby ratified, confirmed and continued in full force and effect. Northing contained in this Amendment shall be deemed to impact Tenant’s lease of the Initial Premises and Tenant shall continue to occupy the Initial Premises in accordance with the terms and conditions of the Lease.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Lease to be duly executed as of the day and year first above written.

LANDLORD:

PETULA ASSOCIATES, LTD., An Iowa corporation

ATTEST:	By:	/s/ BILL BRAMWELL

Bill Bramwell
Vice President
/s/ RONALD B. FRANKLIN

Ronald B. Franklin Director & Secretary Commercial Real Estate Closing/Loan Administration [CORPORATE SEAL]	By:

Name:

	Its:	President

PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation

	By:	PRINCIPAL CAPITAL MANAGEMENT, LLC, a Delaware limited liability company, its authorized agent (SEAL)
	By:	/s/ HENRY W. ANDERSON	(SEAL)

	Name:	Henry W. Anderson

	Title:	Director

	By:		(SEAL)

Name:

Title:

TENANT

ICAGEN, INC.

	By:	/s/ P. K. WAGONER

President

ATTEST:

/s/ ROBERT J. JAKOBS

ASSIST Secretary
[CORPORATE SEAL]

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STATE OF NORTH CAROLINA

FOURTH AMENDMENT TO LEASE

COUNTY OF DURHAM

THIS FOURTH AMENDMENT TO LEASE (the “Amendment”) is dated as of the 16th day of July, 2001, by and between ROYAL CENTER IC, LLC, [successor in interest to IMPERIAL CENTER LIMITED PARTNERSHIP (“Imperial”)], and ICAGEN, INC. (“Tenant”),

STATEMENT OF PURPOSE

A. Imperial and Tenant entered into a Lease dated as of December 17, 1992, (as amended, the “Existing Lease”) for the occupancy of 7,009 rentable square feet of space (the “Premises”) in the building known as Royal Center I (the “Building”) at 4222 Emperor Boulevard, Durham County, North Carolina for an initial term of five (5) years (the “Initial Premises Term”) and subject to the covenants and conditions particularly set therein;

B. Imperial and Tenant entered into a First Amendment of Lease dated August 26, 1996 for additional space in the Building containing 2,372 rentable square feet (the “Additional Space”) for an initial term of four (4) years (the “Additional Space Term”);

C. Imperial and Tenant entered into a Second Amendment of Lease dated September 29, 1998 wherein the first renewal option for the Initial Premises was exercised thereby extending the Initial Premises Term to July 31, 2001 (the “Extended Initial Term”);

D. Effective March 31, 1999, the general and limited partners of Imperial terminated their partnership and distributed the assets of the partnership as follows: (1) a 66.66% undivided interest to Petula Associates, Ltd., an Iowa corporation (“Petula”); (2) a 13.34% undivided interest to The SBJ Growth L.P., a Georgia limited partnership d/b/a The SBJ Growth Limited Partnership (“SBJ”); and (3) a 20.00% undivided interest to J. Samuel Glasscock, Trustee, under the Will of Louise R. Pickard, deceased (“Glasscock”);

E. Effective as of June 1, 1999, Principal Life Insurance Company, an Iowa corporation, acquired all of SBJ’s interest and Glasscock’s interest in the assets of Imperial, including the Premises;

F. Petula and Principal and Tenant entered into a Third Amendment to Lease dated July 6, 2000 wherein the Additional Space Term was extended for a period of three (3) years to August 14, 2003;

G. Effective as of September 1, 2000, Landlord acquired the interest of Petula and Principal in the Premises; and

H. Landlord and Tenant desire to amend the terms of the Lease to extend the Extended Initial Term, and to change certain other provisions of the Lease.

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NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Lease on the terms set forth below. The capitalized terms used but not defined herein shall have the meanings set forth within the Lease.

AGREEMENT

1. Term. The Extended Initial Term shall be extended for a period of five (5) years (the “Second Extension Term”) commencing August 1, 2001 (the “Second Revised Commencement Date”) and expiring at midnight on July 31, 200 (the “Second Revised Expiration Date”).

2. Rent.

(a) Commencing on the Second Revised Commencement Date and continuing through July 31, 2002, Tenant shall pay Annual Minimum Rent in the amount of Forty-Four Thousand Five Hundred Seventy-seven and 24/100 Dollars ($44,577.24) per annum [which equals Six and 36/100 Dollars ($6.36) per rentable square foot of the Premises] payable in equal monthly installments of Three Thousand Seven Hundred Fourteen and 77/100 Dollars ($3,714.77).

(b) Commencing on August 1, 2002 and continuing through July 31, 2003, Tenant shall pay Annual Minimum Rent in the amount of Forty-Five Thousand Nine Hundred Eight and 95/100 Dollars ($45,908.95) per annum [which equals Six and 55/100 Dollars ($6.55) per rentable square foot of the Premises] payable in equal monthly installments of Three Thousand Eight Hundred Twenty-five and 75/100 Dollars ($3,825.75).

(c) Commencing on August 1, 2003 and continuing through July 31, 2004, Tenant shall pay Annual Minimum Rent in the amount of Forty-seven Thousand Seven Hundred Thirty-one and 29/100 Dollars ($47,731.29) [which represents Six and 81/100 Dollars ($6.81) per rentable square foot of the Premises] payable in equal monthly installments of Three Thousand Nine Hundred Seventy-seven and 61/100 Dollars ($3,977.61).

(d) Commencing on August 1, 2004 and continuing through July 31, 2005, Tenant shall pay Annual Minimum Rent in the amount of Forty-nine Thousand Six Hundred Twenty-three and 72/100 Dollars ($49,623.72) [which represents Seven and 08/100 Dollars ($7.08) per rentable square foot of the Premises] payable in equal monthly installments of Four Thousand One Hundred Thirty-five and 31/100 Dollars ($4,135.31).

(c) Commencing on August 1, 2005 and continuing through the Second Revised Expiration Date, Tenant shall pay Annual Minimum Rent in the amount of Fifty-one Thousand Five Hundred Eighty-six and 24/100 Dollars ($51,586.24) [which represents Seven and 36/100 Dollars ($7.36) per rentable square foot of the Premises] payable in equal monthly installments of Four Thousand Two Hundred Ninety-eight and 85/100 Dollars ($4,298.85).

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Each installment of Annual Minimum Rent shall be due and payable in advance on or before the first day of each month.

3. Condition of Premises. Tenant acknowledges that it presently occupies the Premises and that it shall continue to occupy the Premises during the Second Extension Term in its current “as is” condition.

4. Applicability of Lease Terms. Except as otherwise modified herein, the terms of the Lease shall apply during the Second Extension Term, and all terms of the Lease (as amended hereby) are hereby ratified, confirmed and continued in full force and effect.

5. Landlord’s Notice Address. As of the date hereof, Landlord’s address for notice purposes under the lease shall be deemed to be:

Royal Center IC, LLC

c/o Tri Properties, Inc.

4309 Emperor Boulevard, Suite 110

Durham, NC 27703

6. Broker. Tenant warrants that it has no dealings with any real estate broker or agent in connection with the negotiations of this Fourth Amendment excepting Tri Properties, Inc. (the “Broker”) and Tenant knows of no other real estate broker or agent who is entitled to a commission in connection with this Fourth Amendment. Tenant shall indemnify, defend, and hold Landlord harmless from any claim, loss, cost, liability or demand (including reasonable attorneys fees and costs) arising out of any claim for commission due to any broker or agent except the Broker referenced above. To the extent Landlord has a separate written agreement with the Broker, Landlord agrees to pay the commissions due pursuant to such written agreement.

[remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the parties hereto has duly executed this Fourth Amendment as of the day and year first above written.

LANDLORD:

ROYAL CENTER IC, LLC, a Delaware limited liability company

	By:	Principal Capital Management, LLC a Delaware limited liability company, its authorized agent

		By:	/s/ TONY HEPNER

		Name:	Tony Hepner

		Title:	Director

7/16/01

By:

Name:

Title:

TENANT

ICAGEN, INC.

		By:	/s/ P. K. WAGONER

President

ATTEST:

/s/ ROBERT J. JAKOBS

ASSIST Secretary

[CORPORATE SEAL]

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STATE OF NORTH CAROLINA

FIFTH AMENDMENT TO LEASE

COUNTY OF DURHAM

THIS FIFTH AMENDMENT TO LEASE (the “Amendment”) is dated as of the 7 day of April, 2003 by and between ROYAL CENTER IC, LLC, a Delaware limited liability company (“Landlord”) [successor-in-interest to Imperial Center Limited Partnership and Imperial Center, a joint venture (collectively, “Imperial”)] and ICAGEN, INC. (“Tenant”).

STATEMENT OF PURPOSE

A. Imperial and Tenant entered into a Lease (as amended, the “Lease”) dated as of December 17, 1992, for the occupancy of 7,009 rentable square feet of space (the “Initial Premises”) in the building known as Royal Center I (the “Building”) at 4222 Emperor Boulevard, Durham County, North Carolina for an initial term of five (5) years (the “Initial Premises Term”) and subject to the covenants and conditions particularly set forth in said Lease.

B. Imperial and Tenant entered into a First Amendment of Lease dated August 26, 1996 for additional space in the Building containing 2,372 rentable square feet (the “Additional Space”) for an initial term of four (4) years (the “Additional Space Term”).

C. Imperial and Tenant entered into a Second Amendment to Lease dated September 29, 1998 wherein the first renewal option for the Initial Premises was exercised thereby extending the Initial Premises Term to July 31, 2001.

D. Imperial and Tenant entered into a Third Amendment to Lease dated July 6, 2000 wherein the Additional Space Extension Term was exercised thereby extending the Additional Space Extension Term to August 14, 2003 and Landlord and Tenant have previously agreed, by side letter agreement, to extend the Additional Space Extension Term to August 31, 2003.

E. Landlord and Tenant entered into a Fourth Amendment to Lease dated July 16, 2001 wherein the term of the Lease with respect to the Initial Premises was extended for a period of five (5) years and is currently scheduled to expire on July 31, 2006.

F. Landlord (as successor-in-interest to Imperial) and Tenant desire to amend the terms of the Lease to further extend the term of the Lease with respect to the Additional Space, and to change certain other provisions of the Lease.

NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Lease on the terms set forth below. The capitalized terms used but not defined herein shall have the meanings set forth within the Lease.

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AGREEMENT

1. Additional Space Term. Effective as of the date hereof, the Additional Space Extension Term shall be extended for a period of two (2) years (the “Second Additional Space Extension Term”) commencing September 1, 2003 (the “Second Additional Space Commencement Date”) and expiring at midnight on August 31, 2005.

2. Minimum Rent.

(a) Commencing on the Second Additional Space Commencement Date and continuing through August 31, 2004, Tenant shall pay Minimum Rent for the Additional Space (in addition to the Minimum Rent for the Initial Premises) in the amount of Twenty-Three Thousand Four Hundred Eleven and 64/100 Dollars ($23,411.64) per annum [which represents Nine and 87/100 Dollars ($9.87) per rentable square foot of the Additional Space] payable in equal monthly installments of One Thousand Nine Hundred Fifty and 97/100 Dollars ($1,950.97).

(b) Commencing September 1, 2004 and continuing through the expiration of the Second Additional Space Extension Term, Tenant shall pay Minimum Rent for the Additional Space (in addition to the Minimum Rent for the Initial Premises) in the amount of Twenty-Four Thousand One Hundred Twenty-Three and 24/100 Dollars ($24,123.24) per annum [which equals Ten and 17/100 Dollars ($10.17) per rentable square foot of the Additional Space] payable in equal monthly installments of Two Thousand Ten and 27/100 Dollars ($2,010.27).

Each installment of Minimum Rent shall be due and payable in advance on or before the first day of each month in accordance with the terms and conditions of the Lease. In addition to Minimum Rent, Tenant shall continue to pay all additional rent accruing under the Lease, including Tenant’s pro rata share of operating expenses, in accordance with the terms of the Lease.

3. Condition of Additional Space. Tenant acknowledges that it presently occupies the Additional Space and that it shall continue to occupy the Additional Space during the Second Additional Space Extension Term in its “as is, where is “ condition without any further improvements thereto by Landlord.

4. Applicability of Lease Terms. Except as otherwise modified herein, the terms of the Lease shall continue to apply to the Additional Space during the Second Additional Space Extension Term, and Tenant shall continue to occupy the Additional Space in accordance with the terms and conditions of the Lease, which are hereby ratified, confirmed and continued in full force and effect. Nothing contained in this Amendment shall be deemed to impact Tenant’s lease of the Initial Premises and Tenant shall continue to occupy the Initial Premises in accordance with the terms and conditions of the Lease.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Lease to be duly executed as of the day and year first above written.

LANDLORD:

ROYAL CENTER IC, LLC, a Delaware limited liability company

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized agent

By:	/s/ MARK F. SCHOLZ

Name: Mark F. Scholz Title: Investment Director Asset Management

“TENANT” ICAGEN, INC. a North Carolina corporation

By:	/s/ P. KAY WAGONER

President

ATTEST:

/s/ ROBERT J. JAKOBS

Assist Secretary [CORPORATE SEAL]

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